MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

In accordance with Financial Accounting Standard Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” issued by the Financial Accounting Standards Board, the consolidated statements of earnings have been revised from those originally reported for the years ended December 31, 2002, 2001 and 2000 to reflect separately the results of discontinued operations for properties sold during the nine months ended September 30, 2003. The revision had no impact on the consolidated balance sheets, statements of stockholders’ equity or statements of cash flows. The revisions had no impact on net earnings or net earnings per share for the years ended December 31, 2002, 2001 and 2000.

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as “believe,” “expect” and “may.” Although the management of Commercial Net Lease Realty, Inc. and its wholly-owned subsidiaries (the “Company”) believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include the following: the loss of any member of the Company’s management team; changes in general economic conditions; changes in real estate market conditions; continued availability of proceeds from the Company’s debt or equity capital; the availability of other debt and equity financing alternatives; market conditions affecting the Company’s equity capital; changes in interest rates under the Company’s current credit facilities and under any additional variable rate debt arrangements that the Company may enter into in the future; the ability of the Company to be in compliance with certain debt covenants; the ability of the Company to qualify as a real estate investment trust for federal income tax purposes; the ability of the Company to integrate acquired properties and operations into existing operations; the ability of the Company to refinance amounts outstanding under its credit facilities at maturity on terms favorable to the Company; the ability of the Company to locate suitable tenants for its properties; the ability of tenants to make payments under their respective leases and the ability of the Company to re-lease properties that are currently vacant or that become vacant. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

Introduction

Commercial Net Lease Realty, Inc., a Maryland corporation, is a fully integrated, self-administered real estate investment trust (“REIT”) formed in 1984 that acquires, owns, manages and indirectly develops high-quality, freestanding properties that are generally leased to major retail businesses under long-term commercial net leases. As of December 31, 2002, the Company owned 341 properties (the “Properties”) that are leased to retail businesses, including Academy, Barnes & Noble, Bed, Bath & Beyond, Bennigan’s, Best Buy, Borders, Eckerd and OfficeMax. Approximately 94 percent of the gross leasable area of the Company’s Property portfolio was leased at December 31, 2002.

Liquidity and Capital Resources

General. Historically, the Company's cash needs for the payment of operating expenses and dividends and the payment of principal and interest on its outstanding indebtedness generally have been met from operations. Cash needed for property acquisitions and development, either directly or through investment interests, and other investments have been met from equity and debt offerings, bank borrowings, the sale of Properties and, to a lesser extent, internally generated funds. The Company anticipates that its future capital needs will be met using sources similar to the sources historically used. For the years ended December 31, 2002, 2001, and 2000, the Company generated $58,705,000, $38,008,000 and $50,198,000, respectively,

14	thirteen consecutive years of increased dividends

in net cash from operating activities. The change in cash from operations for each of the years ended December 31, 2002, 2001, and 2000, is primarily a result of changes in revenues and expenses as discussed in "Results of Operations." The Company expects that cash generated from operations could fluctuate in the future.

The Company’s leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, the Company’s leases generally provide that the tenant is responsible for roof and structural repairs. Certain of the Company’s Properties are subject to leases under which the Company retains responsibility for certain costs and expenses associated with the Property. Because many of the Properties, subject to such leases are recently constructed, management anticipates that capital demands to meet obligations with respect to these Properties will be minimal for the foreseeable future and can be met with funds from operations and working capital. Management anticipates the costs associated with the Company’s vacant Properties or those Properties that become vacant will also be met with funds from operations and working capital. The Company may be required to use bank borrowings or other sources of capital in the event of unforeseen significant capital expenditures.

Indebtedness. In October 2000, the Company entered into an amended and restated loan agreement for a $200,000,000 revolving credit facility (the "Credit Facility") which amended the Company's existing loan agreement by (i) lowering the interest rates of the tiered rate structure to a maximum rate of 150 basis points above LIBOR (based upon the debt rating of the company), (ii) extending the expiration date to October 31, 2003, and (iii) amending certain of the financial covenants of the Company. In connection with the Credit Facility, the Company is required to pay a commitment fee of 25 basis points per annum. The principal balance is due in full upon expiration of the Credit Facility on October 31, 2003, which the Company may request to be extended for an additional 12-month period with the consent of the lender. As of December 31, 2002, $38,900,000 was outstanding and approximately $161,100,000 was available for future borrowings under the Credit Facility. The Company expects to use the Credit Facility primarily to invest in the acquisition and development of freestanding, retail properties, either directly or through investment interests.

In accordance with the terms of the Credit Facility, the Company is required to meet certain restrictive financial covenants, which, among other things, require the Company to maintain certain (i) maximum leverage ratios (ii) debt services coverage and (iii) cash flow coverage. At December 31, 2002, the Company was in compliance with those covenants.

In January 1996, the Company entered into a long-term, fixed rate mortgage and security agreement for $39,450,000. The loan provides for a ten-year mortgage with principal and interest of $330,000 payable monthly based on a 17-year amortization, with the balance due in February 2006 and bears interest at a rate of 7.435% per annum. The mortgage is collateralized by a first lien on, and an assignment of rents and leases of, certain of the Company’s Properties. As of December 31, 2002, the outstanding principal balance was $28,059,000 and the aggregate carrying value of the Properties totaled $63,026,000.

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The Company has acquired four Properties each of which are subject to a mortgage totaling $7,214,000 (collectively the “Mortgages”) with maturities between December 2007 and December 2010. The Mortgages bear interest at a weighted average rate of 8.6% and have a weighted average maturity of 3.9 years, with principal and interest currently of $83,000 payable monthly. In 2002, three of the Properties were released as collateral and each was substituted with a letter of credit, collectively totaling $3,747,000. As of December 31, 2002, the outstanding principal balances for the Mortgages totaled $4,846,000 and the aggregate carrying value of remaining Property and letters of credit totaled $7,235,000.

In connection with the acquisition of Captec Net Lease Realty, Inc. (“Captec”) on December 1, 2001, the Company acquired three Properties each subject to a mortgage totaling $1,806,000 (collectively, the “Captec Mortgages”) with maturities between March 2014 and March 2019. The Captec Mortgages bear interest at a weighted average rate of 9.0% and have a weighted maturity of 7.8 years, with principal and interest currently of $25,000 payable monthly. As of December 31, 2002, the outstanding principal balances of the Captec Mortgages totaled $1,653,000 and the aggregate carrying value of these three Properties totaled $4,178,000.

In November 2001, the Company entered into an unsecured $70,000,000 term note (“Term Note”), due November 30, 2004, to finance the acquisition of Captec and for the repayment of indebtedness and related expenses in connection therewith (see “Merger Transactions”). During 2002, the Company used the proceeds from its $50,000,000 note offering to pay down the Term Note. As of December 31, 2002, the Term Note had an outstanding principal balance of $20,000,000 and bears interest at a rate of 175 basis points above LIBOR or 3.17% at December 31, 2002. The Company has the option to extend the maturity date of the Term Note for two additional 12-month periods.

In June 2002, the Company entered into a long-term, fixed rate mortgage and security agreement for $21,000,000. The loan provides for a 10-year mortgage with principal and interest of $138,000 payable monthly, based on a 30-year amortization, with the balance due in July 2012 and bears interest at a rate of 6.9% per annum. Proceeds from the debt were used to pay down outstanding indebtedness of the Company’s Credit Facility. The mortgage is collateralized by a first lien on, and assignments of rents and leases of, five of the Company’s Properties. As of December 31, 2002, the outstanding principal balance for the mortgage totaled $20,923,000 and the aggregate carrying value of the Properties totaled $27,956,000.

Payments of principal on the mortgage debt and on advances outstanding under the Credit Facility are expected to be met from the proceeds of renewing or refinancing the Credit Facility, proceeds from public or private offerings of the Company’s debt or equity securities, the Company’s secured or unsecured borrowings from banks or other lenders or proceeds from the sale of one or more of its Properties.

Debt and Equity Securities. The Company has maintained investment grade debt ratings from Standard and Poor’s, Moody’s Investor Service and Fitch IBCA on its senior, unsecured debt since 1998. In March 1998, the Company filed a prospectus supplement to its $300,000,000 shelf registration and issued $100,000,000 of 7.125% notes due 2008 (the “2008 Notes”). The 2008 Notes are senior, unsecured obligations of the Company, redeemable at the option of the Company and are subordinated to all secured indebtedness of the Company. The 2008 Notes were sold at a discount for an aggregate purchase price of $99,729,000 with interest payable

16	thirteen consecutive years of increased dividends

semi-annually commencing on September 15, 1998. The discount of $271,000 is being amortized as interest expense over the term of the debt obligation using the effective interest method. In connection with the debt offering, the Company incurred debt issuance costs totaling $1,208,000, consisting primarily of underwriting discounts and commissions, legal and accounting fees, rating agency fees and printing expenses. The net proceeds from the debt offering were used to pay down outstanding indebtedness of the Company’s Credit Facility.

In June 1999, the Company filed a prospectus supplement to its $300,000,000 shelf registration statement and issued $100,000,000 of 8.125% notes due 2004 (the “2004 Notes”). The 2004 Notes are senior, unsecured obligations of the Company, redeemable at the option of the Company, and are subordinated to all secured indebtedness of the Company. The 2004 Notes were sold at a discount for an aggregate purchase price of $99,608,000 with interest payable semi-annually commencing on December 15, 1999. The discount of $392,000 is being amortized as interest expense over the term of the debt obligation using the effective interest method. In connection with the debt offering, the Company entered into a treasury rate lock agreement which fixed a treasury rate of 5.1854% on a notional amount of $92,000,000. Upon issuance of the 2004 Notes, the Company terminated the treasury rate lock agreement resulting in a gain of $2,679,000. The gain has been deferred and is being amortized as an adjustment to interest expense over the term of the 2004 Notes using the effective interest method. The effective rate of the 2004 Notes, including the effects of the discount and the treasury rate lock gain, is 7.547%. In connection with the debt offering, the Company incurred debt issuance costs totaling $970,000, consisting primarily of underwriting discounts and commissions, legal and accounting fees, rating agency fees and printing expenses. Debt issuance costs have been deferred and are being amortized over the term of the 2004 Notes using the effective interest method. The net proceeds of the debt offering were used to pay down outstanding indebtedness of the Company’s Credit Facility.

In September 2000, the Company filed a prospectus supplement to its $300,000,000 shelf registration statement and issued $20,000,000 of 8.5% notes due 2010 (the “2010 Notes”). The 2010 Notes are senior, unsecured obligations of the Company, redeemable at the option of the Company, and are subordinate to all secured indebtedness of the Company. The 2010 Notes were sold at a discount for an aggregate purchase price of $19,874,000 with interest payable semi-annually commencing on March 20, 2001. The discount of $126,000 is being amortized as interest expense over the term of the debt obligation using the effective interest method. In connection with the debt offering, the Company incurred debt issuance costs totaling $233,000 consisting primarily of underwriter discounts and commissions, legal and accounting fees, rating agency fees and printing expenses. Debt issuance costs have been deferred and are being amortized over the term of the 2010 Notes using the effective interest method. Net proceeds of the debt offering were used to pay down outstanding indebtedness of the Company’s Credit Facility.

In January 2001, the Company filed a shelf registration statement with the Securities and Exchange Commission, which permits the issuance by the Company of up to $200,000,000 in debt and equity securities (which includes approximately $180,000,000 of unissued debt and equity securities under the Company’s previous $300,000,000 shelf registration statement).

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In June 2002, the Company filed a prospectus supplement to its $200,000,000 shelf registration statement and issued $50,000,000 of 7.75% notes due 2012 (the “2012 Notes”). The 2012 Notes are senior, unsecured obligations of the Company, redeemable at the option of the Company, and are subordinated to all secured indebtedness of the Company. The 2012 Notes were sold at a discount for an aggregate purchase price of $49,713,000 with interest payable semi-annually commencing on December 1, 2002. The discount of $287,000 is being amortized as interest expense over the term of the debt obligation using the effective interest method. In connection with the debt offering, the Company incurred debt issuance costs totaling $507,000 consisting primarily of underwriting discounts and commissions, legal and accounting fees and rating agency fees. Debt issuance costs have been deferred and are being amortized over the term of the 2012 Notes using the effective interest method. The net proceeds from the debt offering were used to pay down the Company’s Term Note.

In accordance with the terms of the indenture, pursuant to which the Company’s notes have been issued, the Company is required to meet certain restrictive financial covenants, which, among other things, require the Company to maintain (i) certain maximum leverage ratios and (ii) debt services coverage. At December 31, 2002, the Company was in compliance with those covenants.

In July 2001, the Company filed a registration statement on Form S-8 with the Securities and Exchange Commission, which permitted the issuance of up to 2,900,000 shares of common stock (which included any shares of common stock represented by options available to be granted under the Company’s previous plan) pursuant to the Company’s 2000 Performance Incentive Plan (the “2000 Plan”). The terms of the 2000 Plan automatically increase the number of shares issuable under the plan to 3,400,000 shares and 3,900,000 shares when the Company has issued and outstanding 35,000,000 shares and 40,000,000 shares, respectively, of its common stock. In connection with the Company’s issuance of additional shares of common stock during the year ended December 31, 2001, pursuant to the terms of the 2000 Plan, the number of shares of common stock reserved for issuance automatically increased to 3,900,000 shares.

Pursuant to the 2000 Plan, in July 2001, the Company granted and issued 239,000 shares of restricted common stock to certain officers and directors of the Company and its affiliates, of which 234,000 shares were granted to officers and 5,000 shares were granted to directors. The restricted stock issued to the officers vests in amounts equal to a rate of 15 percent to 30 percent each year over approximately a five-year period ending on January 1, 2006 and automatically upon a change in control of the Company. The restricted stock issued to the directors vests in equal amounts each year over approximately a two-year period ending on January 1, 2003 and automatically upon a change in control in the Company.

Pursuant to the 2000 Plan, in June 2002 the Company granted and issued 64,000 shares of restricted common stock to certain officers and directors of the Company and its affiliates, of which 58,000 shares were granted to officers and 6,000 shares were granted to directors. The restricted stock issued to the officers vests in amounts equal to a rate of 15 percent to 30 percent each year over approximately a five-year period ending on January 1, 2007 and automatically upon a change in control of the Company. The restricted stock issued to the directors vests in equal amounts each year over approximately a two-year period ending on January 1, 2004 and automatically upon a change in control in the Company.

18	thirteen consecutive years of increased dividends

In November 2001, the Company issued 4,000,000 shares of common stock and received gross proceeds of $53,360,000. In addition, in December 2001, the Company issued an additional 525,000 shares of common stock in connection with the underwriters’ over-allotment option and received gross proceeds of $7,004,000. In connection with these offerings, the Company incurred stock issuance costs totaling $3,272,000, consisting primarily of underwriters’ commissions and fees, legal and accounting fees and printing expenses. Net proceeds from the offerings were generally used to pay down the outstanding indebtedness under the Company’s Credit Facility.

In December 2001, the Company issued 4,349,918 shares of common stock and 1,999,974 shares of 9% Non-Voting Series A Preferred Stock (the “Perpetual Preferred Shares”) in connection with the acquisition of Captec (see “Merger Transactions”). Holders of the Perpetual Preferred Shares are entitled to receive, when and as authorized by the board of directors, cumulative preferential cash distributions at the rate of nine percent of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.25 per share). The Perpetual Preferred Shares rank senior to the Company’s common stock with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company. The Company may redeem the Perpetual Preferred Shares on or after December 31, 2006, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions.

In 2002, as a result of legal action regarding the merger of Captec (see “Merger Transactions”), the Company reduced the number of common and preferred shares issued and outstanding by 474,037 and 217,950, respectively, which represents the number of shares that would have been issued to the plaintiffs had they accepted the original merger consideration. The Company has recorded the value of these shares at the original consideration share price in addition to the cash portion of the original merger consideration as other liabilities totaling $13,278,000. The Company intends to use proceeds from its Credit Facility to fund the settlement of the legal action.

In November 1999, the Company announced the authorization by the Company’s board of directors to acquire up to $25,000,000 of the Company’s outstanding common stock either through open market transactions or through privately negotiated transactions. As of December 31, 2002, the Company had acquired and retired 249,200 of such shares for a total cost of $2,379,000.

Property Acquisitions, Dispositions and Commitments. During the year ended December 31, 2002, the Company used proceeds from its Credit Facility to acquire two Properties, complete construction on one building and complete tenant improvements on seven Properties at a total cost of $12,372,000. Proceeds from the Company’s Credit Facility were also used to acquire five properties from Services at fair market value for an aggregate cost of $28,566,000. In addition, the Company used like-kind exchange proceeds from the sale of three properties to acquire two properties for an aggregate cost of $4,865,000.

The Company owns one land parcel subject to a lease agreement with a tenant whereby the Company has agreed to construct a building on the land parcel for aggregate construction costs of approximately $2,388,000, of which $293,000 of costs had been incurred at December 31, 2002. Pursuant to the lease agreements, rent is to commence on the property upon completion of construction of the building.

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In addition to the one building under construction and 10 buildings under a sale and purchase agreement as of December 31, 2002, the Company may elect to acquire or develop additional properties, either directly or indirectly through investment interests, in the future. Such property acquisitions and development are expected to be the primary demand for additional capital in the future. The Company anticipates that it may engage in equity or debt financing, through either public or private offerings of its securities for cash, issuance of such securities in exchange for assets, disposition of assets or a combination of the foregoing. Subject to the constraints imposed by the Company’s Credit Facility and long-term, fixed rate financing, the Company may enter into additional financing arrangements.

During 2000, the Company sold 13 of its properties for a total of $32,061,000 and received net sales proceeds of $31,257,000. The Company recognized a net gain on the sale of these 13 properties of $4,091,000 for financial reporting purposes. The Company used the proceeds to pay down outstanding indebtedness of the Company’s Credit Facility.

During 2001, the Company sold 37 of its properties for a total of $46,626,000 and received net sales proceeds of $45,897,000. The Company recognized a net gain on the sale of these 37 properties of $4,648,000 for financial reporting purposes. The Company reinvested the proceeds from 21 of these properties to acquire additional Properties and structured the transactions to qualify as tax-free like-kind exchange transactions for federal income tax purposes. The Company used the remaining proceeds to pay down the outstanding indebtedness of the Company’s Credit Facility.

During 2002, the Company sold 19 of its properties for a total of $31,134,000 and received net sales proceeds of $29,928,000. The Company recognized a net gain on the sale of these 19 properties of $256,000 for financial reporting purposes, which is included in earnings from discontinued operations. The Company reinvested the proceeds from three of these properties to acquire additional Properties and structured the transactions to qualify as tax-free like-kind exchange transactions for federal income tax purposes. The Company used the remaining proceeds to pay down the outstanding indebtedness of the Company’s Credit Facility.

Investments in Unconsolidated Affiliates. In May 1999, the Company transferred its build-to-suit development operation to a 95-percent-owned, taxable unconsolidated subsidiary, Commercial Net Lease Realty Services, Inc. (“Services”) whose officers and directors consist of certain officers and directors of the Company. The Company contributed $5,700,000 of real estate and other assets to Services in exchange for shares of non-voting common stock. In connection with its contribution, the Company received a 95 percent, non-controlling interest in Services and was entitled to receive 95 percent of the dividends paid by Services. On December 31, 2001, the Company contributed an additional $20,042,000 of real estate. As a result of its additional contribution, as of January 1, 2002 the Company holds a 98.7 percent, non-controlling interest in Services and is entitled to receive 98.7 percent of the dividends paid by Services. Gary M. Ralston, James M. Seneff, Jr. and Kevin B. Habicht, each of which are officers and directors of the Company, own the remaining 1.3 percent interest, which is 100 percent of the voting interest in Services. The Company accounts for its interest in Services under the equity method of accounting.

20	thirteen consecutive years of increased dividends

The Company’s existing Amended and Restated Secured Revolving Line of Credit and Security Agreement (the “Security Agreement”) with Services allows for a borrowing capacity of $85,000,000. The credit facility is secured by a first mortgage on Services’ properties and bears interest at prime rate plus 0.25%. In February and May 2002, the Company modified an existing secured revolving line of credit and security agreement with a wholly-owned subsidiary of Services to increase the borrowing capacity from $32,000,000 to $40,000,000 and from $40,000,000 to $45,000,000, respectively. In December 2002, the Company modified an existing secured revolving line of credit and security agreement with another wholly-owned subsidiary of Services to (i) increase the borrowing capacity from $7,500,000 to $25,000,000 and (ii) add a second wholly-owned subsidiary of Services to this agreement, making each subsidiary a co-borrower. All secured revolving line of credit and security agreements between the Company and any wholly-owned subsidiaries of Services are collectively referred to as the “Subsidiary Agreements.” The Subsidiary Agreements provide for an aggregate borrowing capacity of $86,000,000 and bear interest at prime rate plus 0.25%. The Security Agreement and the Subsidiary Agreements provide an aggregate borrowing capacity of $171,000,000 and each agreement has an expiration date of October 31, 2003. In May 2001, Services and certain of its wholly-owned subsidiaries became direct borrowers under the Company’s $200,000,000 revolving Credit Facility. During 2002, the Company borrowed $120,569,000 under its Credit Facility to fund the amounts drawn against these revolving credit facilities. The Company received payments on the Security Agreement and Subsidiary Agreements totaling $178,548,000 during the year ended December 31, 2002, which the Company used to re-pay its Credit Facility.

In September 1997, the Company entered into a partnership arrangement, Net Lease Institutional Realty, L.P. (the “Partnership”), with the Northern Trust Company, as Trustee of the Retirement Plan for the Chicago Transit Authority Employees (“CTA”). The Company is the sole general partner with a 20 percent interest in the Partnership and CTA is the sole limited partner with an 80 percent limited partnership interest. The Partnership owns and leases nine properties to retail tenants under long-term commercial net leases. Net income and losses of the Partnership are to be allocated to the partners in accordance with their respective percentage interest in the Partnership. The Company accounts for its 20 percent interest in the Partnership under the equity method of accounting.

The Company has entered into four limited liability company (“LLC”) agreements between June 2001 and December 2002, with CNL Commercial Finance, Inc. a related party. Each of the LLCs holds an interest in mortgage loans and is 100 percent equity financed with no third party debt. The Company holds a non-voting and non-controlling interest in each of the LLCs ranging from 36.7 to 44.0 percent and accounts for its interests under the equity method of accounting.

In May 2002, the Company purchased a combined 25 percent partnership interest for $750,000 in CNL Plaza, Ltd. and CNL Plaza Venture, Ltd. (collectively, “Plaza”), which owns a 346,000 square foot office building and an interest in an adjacent parking garage. Affiliates of James M. Seneff, Jr., an officer and director of the Company, and Robert A. Bourne, a member of the Company's board of directors, own the remaining partnership interests. Since November 1999, the Company has leased its office space from Plaza. The Company’s lease expires in October 2014. In addition, the Company has severally guaranteed 41.67% of a

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$15,500,000 promissory note on behalf of Plaza. The maximum obligation to the Company is $6,458,300 plus interest. Interest accrues at a rate of LIBOR plus 200 basis point per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

Merger Transactions.  On December 18, 1997, the Company’s stockholders voted to approve an agreement and plan of merger with CNL Realty Advisors, Inc. (the “Advisor”), whereby the stockholders of the Advisor agreed to exchange 100 percent of the outstanding shares of common stock of the Advisor for up to 2,200,000 shares (the “Share Consideration”) of the Company’s common stock (the “Merger”). As a result, the Company became a fully integrated, self-administered REIT effective January 1, 1998. Ten percent of the Share Consideration (220,000 shares) was paid January 1, 1998, and the balance (the “Share Balance”) of the Share Consideration was to be paid over time, within five years from the date of the merger, based upon the Company’s completed property acquisitions and completed development projects in accordance with the Merger agreement. For accounting purposes, the Advisor was not considered a “business” for purposes of applying APB Opinion No. 16, “Business Combinations,” and therefore, the market value of the common shares issued in excess of the fair value of the net tangible assets acquired was charged to operations rather than capitalized as goodwill. The Company has issued the entire Share Balance as of December 31, 2001. The cumulative market value of the Share Balance issued was $24,736,000, all of which was charged to operations in the respective years in which the shares were issued.

On December 1, 2001, the Company acquired 100 percent of Captec, a publicly traded real estate investment trust, which owned 135 freestanding, net lease properties located in 26 states. Captec shareholders received $11,839,000 in cash, 4,349,918 newly issued shares of the Company’s common stock and 1,999,974 newly issued Perpetual Preferred Shares (see “Debt and Equity Securities”). Under the purchase method of accounting, the acquisition price of $124,722,000 was allocated to the assets acquired and liabilities assumed at their fair values. As a result, the Company did not record goodwill. The merger was unanimously approved by both the Company’s and Captec’s board of directors. This transaction increased funds from operations, increased diversification, produced cost savings from opportunities for economies of scale and operating efficiencies and enhanced its capital markets profile. In connection with the merger, several parties have filed lawsuits which may have an adverse effect on the Company’s liquidity and capital resources.

On January 24, 2002, beneficial owners of shares of Captec stock held of record by Cede & Co. who alleged that they did not vote for the merger (and who alleged that they caused a written demand for appraisal of their Captec shares to be served on Captec), filed in the Chancery Court of the State of Delaware in and for New Castle County a Petition for Appraisal of Stock, PHILLIP GOLDSTEIN, JUDY KAUFFMAN GOLDSTEIN and CEDE & CO. v. COMMERCIAL NET LEASE REALTY, INC., C.A. No. 19368NC (“Appraisal Action”). The Appraisal Action alleged that 1,037,946 shares of Captec dissented from the merger and sought to require the Company to pay to all Captec stockholders who demanded appraisal of their shares the fair value of those shares, with interest from the date of the merger. The Appraisal Action also sought to require the Company to pay all costs of the proceeding, including fees and expenses for plaintiff’s attorneys and experts. As a result of this action, the plaintiffs were not entitled to receive the Company’s common and preferred shares as offered in the original merger consideration. Accordingly, the Company reduced the number of common and preferred shares issued and outstanding by 474,037 and 217,950, respectively, which represents the number of shares that would have

22	thirteen consecutive years of increased dividends

been issued to the plaintiffs had they accepted the original merger consideration. As of December 31, 2002, the Company had recorded the value of these shares at the original consideration share price in addition to the cash portion of the original merger consideration as other liabilities totaling $13,278,000. The Company intends to use proceeds from its Credit Facility to fund the settlement of the legal action. The Company entered into a settlement agreement dated as of February 7, 2003 with the beneficial owners of the alleged 1,037,946 dissenting shares (including the petitioners in the Appraisal Action) which required the Company to pay $15,569,000. On February 13, 2003, the parties filed a stipulation and order of dismissal and the Court entered the order of dismissal, dismissing the Appraisal Action with prejudice.

Dividends. One of the Company's primary objectives, consistent with its policy of retaining sufficient cash for reserves and working capital purposes and maintaining its status as a REIT, is to distribute a substantial portion of its funds available from operations to its stockholders in the form of dividends. During the years ended December 31, 2002, 2001 and 2000, the Company declared and paid dividends to its stockholders of $51,178,000, $38,637,000 and $37,760,000, respectively, or $1.270, $1.260 and $1.245 per share of common stock, respectively.

The following presents the characterizations for tax purposes of such common stock dividends for the years ended December 31:

	2002	2001	2000

Ordinary income	92.41%	97.37%	91.19%
Capital gain	0.47%	-	4.35%
Unrecaptured Section 125 Gain	0.41%	2.63%	4.46%
Return of capital	6.71%	-	-

	100.00%	100.00%	100.00%

In January 2003, the Company declared dividends to its stockholders of $12,929,000, or $0.32 per share of common stock, payable in February 2003.

Holders of the 9% Non-Voting Series A Preferred Stock are entitled to receive, when and as authorized by the board of directors, cumulative preferential cash distributions at the rate of nine percent of the $25 liquidation preference per annum (equivalent to a fixed annual amount of $2.25 per share). For the year ended December 31, 2002, the Company declared and paid dividends to its preferred stockholders of $4,010,000 or $2.25 per share of preferred stock. The preferred stock dividends paid during the year ended December 31, 2002 of $2.25 per share were characterized as ordinary income for tax purposes.

In February 2003, the Company declared dividends of $1,002,000, or $0.5625 per share of preferred stock, payable in March 2003.

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Contractual Obligations and Commercial Commitments. The information in the following table summarizes the Company’s contractual obligations and commercial commitments outstanding as of December 31, 2002. The table presents principal cash flows by year-end of the expected maturity for debt obligations and commercial commitments outstanding as of December 31, 2002. As the table incorporates only those exposures that exist as of December 31, 2002, it does not consider those exposures or positions which arise after that date.

	Expected Maturity Date (dollars in thousands)

	Total	2003	2004	2005	2006	2007	Thereafter

Line of credit, outstanding	$38,900	$38,900	$-	$-	$-	$-	$-
Line of credit, available	161,100	161,100	-	-	-	-	-
Mortgages	55,481	2,904	3,163	3,420	22,937	1,261	21,796
Long-term debt(1)	290,000	-	120,000	-	-	-	170,000

Total contractual cash obligations	$545,481	$202,904	$123,163	$3,420	$22,937	$1,261	$191,796

(1) Excludes unamortized note discounts and unamortized interest rate hedge gain.

During the year ended December 31, 1999, the Company entered into a purchase and sale agreement whereby the Company acquired 10 land parcels leased to major retailers and has agreed to acquire the buildings on each of the respective land parcels at the expiration of the initial term of the ground lease for an aggregate amount of approximately $23,421,000. The initial term of each of the 10 respective ground leases expires between February 2003 and April 2004. The seller of the buildings holds a security interest in each of the land parcels which secures the Company’s obligation to purchase the buildings under the purchase and sale agreement.

As of December 31, 2002, the Company owned one land parcel subject to a lease agreement with a tenant whereby the Company has agreed to construct a building on the land parcel for aggregate construction costs of approximately $2,388,000, of which $293,000 of costs had been incurred at December 31, 2002. Pursuant to the lease agreement, rent is to commence on the property upon completion of construction of the building.

Management anticipates satisfying these maturities with a combination of the Company’s current capital resources (including cash on hand), its revolving Credit Facility, which the Company intends to renew in 2003 and debt or equity financings if deemed desirable by the Company’s management.

24	thirteen consecutive years of increased dividends

Results of Operations

Critical Accounting Policies and Estimates. In response to the SEC’s Release Numbers 33-8040 “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” and 33-8056 “Commission Statement About Analysis of Financial Condition and Results of Operations,” the Company’s management has identified the following critical accounting policies that affect the more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements. The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments. A summary of the Company’s accounting policies and procedures are included in Note 1 of the Company’s consolidated financial statements. Management believes the following critical accounting policies among others affect its more significant judgment of estimates used in the preparation of the Company's consolidated financial statements.

Real Estate and Lease Accounting. The Company leases its real estate pursuant to long-term, triple-net leases, under which the tenants typically pay all operating expenses of a property, including, but not limited to, all real estate taxes, assessments and other government charges, insurance, utilities, repairs and maintenance. The leases are accounted for using the operating or direct financing method. Such methods are described below:

Operating method – Leases accounted for using the operating method are recorded at the cost of the real estate. Revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives (generally 35 to 40 years). Leasehold interests are amortized on the straight-line method over the terms of their respective leases. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the term of the lease. Accrued rental income is the aggregate difference between the scheduled rents which vary during the lease term and the income recognized on a straight-line basis.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the property). Unearned income is deferred and amortized into income over the lease terms so as to produce a constant periodic rate of return on the Company’s net investment in the leases.

Real Estate Impairment – The Company periodically assesses its real estate assets for possible permanent impairment when certain events or changes in circumstances indicate that the carrying value of the asset, including any accrued rental income, may not be recoverable. Management considers current market conditions and tenant credit analysis in determining whether the recoverability of the carrying amount of an asset should be assessed. When an assessment is warranted, management determines whether an impairment in value has

25

occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the real estate, with the carrying cost of the individual asset. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

Additional critical accounting policies include management’s estimates of the useful lives used in calculating depreciation expense relating to the Company’s real estate assets, the recoverability of the carrying value of long-lived assets and the collectibility of receivables from tenants, including accrued rental income.

Comparison of Year Ended December 31, 2002 to Year Ended December 31, 2001.  As of December 31, 2002 and 2001, the Company owned 341 and 351 Properties, respectively, 321 and 320, respectively, of which were leased to operators of retail businesses. In addition, during the year ended December 31, 2002, the Company sold 14 properties with an aggregate gross leasable area of 325,000 square feet, that were leased or partially leased during 2002. During the year ended December 31, 2001, the Company sold 37 properties with an aggregate gross leasable area of 458,000 square feet that were leased or partially leased during 2001. The Properties are leased on a long-term basis, generally 10 to 20 years, with renewal options for an additional five to 20 years. As of December 31, 2002, the weighted average remaining lease term of the Properties was approximately 12 years.

During the years ended December 31, 2002 and 2001, the Company earned $82,392,000 and $65,792,000, respectively, in rental income from operating leases, earned income from direct financing leases and contingent rental income from continuing operations (“Rental Income”), representing a 25 percent increase in Rental Income. The increase in Rental Income for the year ended December 31, 2002 is attributable to (i) the additional Rental Income from the Properties acquired as a result of the Captec merger, (ii) the additional Rental Income from re-leasing Properties that were vacant during the year ended December 31, 2001 and (iii) an increase in receipts by the Company of non-recurring additional Rental Income received during the year ended December 31, 2002 of $3,368,000 related to the termination of leases on six properties in comparison to $2,205,000 received during the year ended December 31, 2001 related to the termination of leases on 33 properties. Rental Income for the years ended December 31, 2002 and 2001 includes $16,790,000 and $1,662,000, respectively, of Rental Income related to the Properties acquired in connection with the merger of Captec in December 2001 (see “Merger Transactions”). Excluding the Rental Income attributed to the Captec merger, Rental Income would have increased two percent. The increase in Rental Income for the year ended December 31, 2002, was partially offset by (i) seven vacant, unleased Properties during the year ended December 31, 2002, that were leased or partially leased during the year ended December 31, 2001 and (ii) a decrease in contingent rental income. The Company earned $407,000 and $892,000 from contingent rental income for the years ended December 31, 2002 and 2001, respectively, which represented 0.5 and 1.4, respectively, percent of Rental Income.

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. While the Company does not have more than one reportable segment as defined by accounting principles generally accepted in the United States of America, the Company has identified two primary sources of revenue: (i) rental and earned income from triple net leases and (ii) interest income from

26	thirteen consecutive years of increased dividends

affiliates and fee income from development, property management and asset management services. During the years ended December 31, 2002 and 2001, the Company generated $84,277,000 and $67,986,000, respectively, in revenues from its triple net lease segment. Revenues from the triple net lease segment for the years ended December 31, 2002 and 2001 included $16,790,000 and $1,662,000, respectively, that is attributable to the Properties acquired in connection with the merger of Captec. In addition, the Company generated $6,619,000 and $4,068,000 in revenues from its triple net lease segment that was classified as earnings from discontinued operations for the years ended December 31, 2002 and 2001, respectively. For the years ended December 31, 2002 and 2001, the Company generated revenues totaling $6,614,000 and $8,472,000, respectively, from its interest and fee income segment.

During 2002, one of the Company’s lessees, Eckerd Corporation, accounted for more than 10 percent of the Company’s total rental income (including the Company’s share of rental income from nine properties owned by the one of the Company’s unconsolidated affiliates). As of December 31, 2002, Eckerd Corporation leased 52 Properties (including three properties under leases with one of the Company’s unconsolidated affiliates). It is anticipated that, based on the minimum rental payments required by the leases, Eckerd Corporation will continue to account for more than 10 percent of the Company’s total rental income in 2003. Any failure of this lessee to make its lease payments when they are due could materially affect the Company’s earnings.

During the year ended December 31, 2002 and 2001, the Company recognized $6,955,000 and $8,791,000, respectively, of interest from unconsolidated affiliates and other mortgages receivable. The decrease in interest earned from unconsolidated affiliates and other mortgages receivable during 2002 was primarily attributable to (i) a decrease in the average borrowing levels on the lines of credit with Services and its wholly-owned subsidiaries and (ii) a decline in the average interest rate on the lines of credit.

During the years ended December 31, 2002 and 2001, operating expenses from continuing operations, excluding interest, the provision for loss on impairment of real estate and expenses incurred in acquiring the Company’s Advisor from a related party and including depreciation and amortization, were $22,053,000 and $16,367,000, respectively, (24.3% and 21.4%, respectively, of total revenues, representing a 2.9% increase). During the years ended December 31, 2002 and 2001, general operating and administrative expenses were $9,465,000 and $6,894,000, respectively, (10.4% and 9.0%, respectively, of total revenues). General operating and administrative expenses increased as a result (i) increases in expenses related to personnel and (ii) increases in expenses related to professional services provided to the Company. During the years ended December 31, 2002 and 2001, real estate expenses were $1,446,000 and $736,000, respectively, (1.6% and 1.0%, respectively, of total revenues). The increase in real estate expenses is attributable to the real estate taxes, utilities and maintenance related to the vacant properties owned by the Company. As of December 31, 2002 and 2001, the Company’s continuing operations included 15 and 18 vacant Properties, respectively, with an aggregate gross leasable area of 275,000 square feet and 453,000 square feet, respectively. Depreciation and amortization expense increased 27 percent to $11,142,000 for the year ended December 31, 2002 from $8,737,000 for the year ended December 31, 2001. Depreciation and amortization expense for the years ended December 31, 2002 and 2001 include $2,218,000 and $107,000, respectively, related to the Properties acquired in connection with the merger of Captec in December 2001. Excluding the depreciation and amortization expense attributed to the Captec merger, depreciation and amortization expense increased three percent as a result of the additional

27

expense related to the 10 properties acquired in 2002 and the amortization attributable to the additional debt costs incurred in 2002. However, the increase in depreciation and amortization expense was partially offset by a decrease in depreciation and amortization expense related to the sale of 19 properties during the year ended December 31, 2002 and a full year of depreciation and amortization expense related to the 35 properties sold during the year ended December 31, 2001.

The Company recognized $26,720,000 and $24,952,000 in interest expense for the years ended December 31, 2002 and 2001, respectively. Interest expense increased seven percent for the year ended December 31, 2002, primarily as a result of the interest incurred on (i) the Term Note the Company entered into in November 2001, (ii) the 2012 Notes issued in June 2002 and (iii) the $21,000,000 fixed rate mortgage due in July 2012 that the Company entered into in June 2002. However, the increase in interest expense was partially offset by (i) a decrease in the average interest rates and borrowing levels on the Company’s Credit Facility and (ii) the partial repayment of the Term Note in 2002.

The Company recorded a provision for loss on impairment of real estate of $2,256,000 and $1,029,000 in continuing operations and discontinued operations, respectively, in the year ended December 31, 2002. The provision for loss on impairment of real estate in continuing operation includes $1,532,000 related to Properties acquired in connection with the Captec merger. The Company recorded a provision for loss on impairment of real estate of $125,000 that was classified as discontinued operations in the year ended December 31, 2001. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Generally, the Company makes a provision for impairment loss if estimated future operating cash flows plus estimated disposition proceeds are less than the current book value. Impairment losses are measured as the amount by which the current book value of the asset exceeds the estimated fair value of the asset.

The Company recorded $12,582,000 in expenses incurred in acquiring the Advisor from a related party for the year ended December 31, 2001. The Company did not incur any expenses during the year December 31, 2002 related to acquiring the Advisor. As of December 2001, the Company had issued the entire balance of shares required in connection with the acquisition of the Advisor (see “Merger Transactions”).

During the years ended December 31, 2002 and 2001, the Company recognized equity in earnings of unconsolidated affiliates of $3,216,000 and $(1,475,000), respectively. The increase in equity in earnings of unconsolidated affiliates was primarily attributable to (i) the income generated by Services and its wholly-owned subsidiaries, which was attributable to the increase in the number of real estate dispositions by Services and its subsidiaries and (ii) the income generated from the investments in mortgage loans.

During 2001, the Company sold 37 of its properties for a total of $46,626,000 and received net sales proceeds of $45,897,000. The Company recognized a gain on the sale of these 37 properties of $4,648,000 for financial reporting purposes. Two of the 37 properties sold during the year ended December 31, 2001, were acquired in connection with the merger of Captec. These two properties were sold for $3,458,000 with net sales proceeds of $3,406,000, and the Company recognized a net gain of $10,000 for financial reporting purposes. The Company reinvested the proceeds from 21 of these properties to acquire additional Properties and structured

28	thirteen consecutive years of increased dividends

the transactions to qualify as tax-free like-kind exchange transactions for federal income tax purposes. The Company used the proceeds from the remaining 16 properties to pay down the outstanding indebtedness of the Company’s Credit Facility.

In accordance with Financial Accounting Standards ("FAS") Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has classified its 14 properties held for sale at December 31, 2002 and 19 properties sold during 2002 as discontinued operations. Accordingly, the results of operations for 2001 related to these 33 properties have been reclassified to earnings from discontinued operations. During the years ended December 31, 2002 and 2001, the Company recognized earnings from discontinued operations of $4,980,000 and $3,233,000, respectively.

During the year ended December 31, 2002, the Company sold 19 properties for a total of $31,134,000 and received net sales proceeds of $29,928,000. The Company recognized a net gain on the sale of these 19 properties of $256,000 for financial reporting purposes, which is included in earnings from discontinued operations. The Company used the proceeds from three of the properties to acquire additional properties and structured the transactions to qualify as tax-free like-kind exchange transactions for federal income tax purposes. The Company used the proceeds from the sale of the remaining 16 properties to pay down the outstanding indebtedness of the Company’s Credit Facility.

Comparison of Year Ended December 31, 2001 to Year Ended December 31, 2000.  As of December 31, 2001 and 2000, the Company owned 351 and 259 Properties, respectively, 320 and 257, respectively, of which were leased to operators of major retail businesses. In connection with the Captec merger in December 2001, the Company acquired 135 Properties of which 124 were leased to operators of major retail businesses. In addition, during the year ended December 31, 2001, the Company sold 37 properties that were leased or partially leased during 2001. During the year ended December 31, 2000 the Company sold 13 properties that were leased during 2000. The Properties are leased on a long-term basis, generally 10 to 20 years, with renewal options for an additional five to 20 years. As of December 31, 2001, the weighted average remaining lease term of the Properties was approximately 13 years.

During the years ended December 31, 2001 and 2000, the Company earned $65,792,000 and $69,947,000, respectively, in rental income from operating leases, earned income from direct financing leases and contingent rental income from continuing operations (“Rental Income”), representing a six percent decrease in Rental Income. The six percent decrease in Rental Income for 2001 was primarily a result of the decrease in Rental Income relating to the 37 properties sold during the year ended December 31, 2001, which were operational during the entire year ended December 31, 2000. The decrease in Rental Income was partially offset as a result of non-recurring additional Rental Income received during the year ended December 31, 2001 and 2000 of $2,205,000 and $1,540,000, respectively, related to the termination of leases on 33 and seven properties, respectively. Rental Income for the year ended December 31, 2001 includes $1,662,000 related to the Properties acquired in connection with the merger of Captec in December 2001. Excluding the Rental Income attributed to the Captec merger, Rental Income would have decreased eight percent. The decrease in Rental Income for the year ended December 31, 2001 was also attributed to the 31 vacant, unleased Properties owned by the Company which accounted for 11 percent of the total gross leasable area.

29

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. While the Company does not have more than one reportable segment as defined by accounting principles generally accepted in the United States of America, the Company has identified two primary sources of revenue: (i) rental and earned income from triple net leases and (ii) interest income from affiliates and fee income from development, property management and asset management services. During the years ended December 31, 2002 and 2001, the Company generated $67,986,000 and $72,206,000, respectively, in revenues from its triple net lease segment. In addition, the Company generated $4,068,000 and $3,829,000, in revenues from its triple net lease segment that was classified as earnings from discontinued operations for the years ended December 31, 2001 and 2000, respectively. For the years ended December 31, 2001 and 2000, the Company generated revenues totaling $8,472,000 and $4,856,000, respectively, from its interest and fee income segment.

During 2001, one of the Company’s lessees, Eckerd Corporation, accounted for more than 10 percent of the Company’s total rental income (including the Company’s share of rental income from nine properties owned by the Company’s unconsolidated affiliates). As of December 31, 2001, Eckerd Corporation leased 49 Properties (including three properties under leases with one of the Company’s unconsolidated affiliates).

During the year ended December 31, 2001 and 2000, the Company recognized $8,791,000 and $5,760,000, respectively, of interest from unconsolidated affiliates and other mortgages receivable. The increase in interest from unconsolidated affiliates and other mortgages receivable was primarily due to an increase in the average borrowing levels on the lines of credit with Services and its wholly-owned subsidiaries. The increase was partially offset by a decline in the average interest rate on the lines of credit.

During the years ended December 31, 2001 and 2000, operating expenses from continuing operations, excluding interest and expenses incurred in acquiring the Company’s Advisor from a related party and including depreciation and amortization, were $16,367,000 and $13,957,000, respectively, (21.4% and 18.1%, respectively, of total revenues, representing a 3.3% increase). During the years ended December 31, 2001 and 2000, general operating and administrative expenses were $6,894,000 and $4,849,000, respectively, (9.0% and 6.3%, respectively, of total revenues). General operating and administrative expenses increased as a result of an increase in costs related to office expenses, personnel, debt financing charges and professional services provided to the Company. During the years ended December 31, 2001 and 2000, real estate expenses were $736,000 and $399,000, respectively, (1.0% and 0.5%, respectively, of total revenues). The increase in real estate expenses is attributable to the real estate taxes, utilities and maintenance related to the vacant properties owned by the Company. As of December 31, 2001, the Company’s continuing operations included 18 vacant Properties, compared to one vacant Property as of December 31, 2000. During the years ended December 31, 2001 and 2000, depreciation and amortization expense was $8,737,000 and $8,709,000, respectively.

30	thirteen consecutive years of increased dividends

The Company recognized $24,952,000 and $26,528,000 in interest expense for the years ended December 31, 2001 and 2000, respectively. Interest expense decreased for the year ended December 31, 2001, primarily as a result of the decline in the average interest rate on the Company’s Credit Facility. However, the decrease in interest expense was partially offset by an increase in the average borrowing levels of the Company’s Credit Facility and an increase in interest incurred due to the issuance of the 2010 Notes in September 2000.

The Company recorded $12,582,000 and $1,521,000 in expenses incurred in acquiring the Advisor from a related party for the years ended December 31, 2001 and 2000, respectively. As of December 2001, the Company had issued the entire balance of shares required in connection with the acquisition of the Advisor (see “Merger Transactions”).

During the years ended December 31, 2001 and 2000, the Company recognized equity in earnings of unconsolidated affiliates of $(1,475,000) and $(3,980,000), respectively. The increase in equity in earnings of unconsolidated affiliates was primarily attributable to (i) the decrease in losses of Services and its wholly-owned subsidiaries, which was attributable to the increase in the number of real estate dispositions by Services and its subsidiaries and (ii) the income generated from the investments in mortgage loans.

During 2001, the Company sold 37 of its properties for a total of $46,626,000 and received net sales proceeds of $45,897,000. The Company recognized a gain on the sale of these 37 properties of $4,648,000 for financial reporting purposes. Two of the 37 properties sold during the year ended December 31, 2001, were acquired in connection with the merger of Captec. These two properties were sold for $3,458,000 with net sales proceeds of $3,406,000 and the Company recognized a net gain of $10,000 for financial reporting purposes. The Company reinvested the proceeds from 21 of these properties to acquire additional Properties and structured the transactions to qualify as tax-free like-kind exchange transactions for federal income tax purposes. The Company used the proceeds from the remaining 16 properties to pay down the outstanding indebtedness of the Company’s Credit Facility.

During 2000, the Company sold 13 of its properties for a total of $32,061,000 and received net sales proceeds of $31,257,000. The Company recognized a gain on the sale of these 13 properties of $4,091,000 for financial reporting purposes. The Company used the proceeds to pay down outstanding indebtedness of the Company’s Credit Facility.

In accordance with FAS Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has classified its 14 properties held for sale at December 31, 2002 and 19 properties sold during 2002 as discontinued operations. Accordingly, the results of operations for 2001 and 2000 related to these 33 properties have been reclassified to earnings from discontinued operations. During the years ended December 31, 2001 and 2000, the Company recognized earnings from discontinued operations of $1,929,000 and $2,446,000, respectively.

Investment Considerations. As of March 2003, the Company owns 16 vacant, unleased Properties, which accounts for four percent of the total gross leasable area of the Company’s portfolio. Additionally, three percent of the total gross leasable area of the Company’s portfolio is leased to five tenants, which have each filed a voluntary

31

petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. As a result, each of the tenants has the right to reject or affirm its leases with the Company. The lost revenues and increased property expenses resulting from the rejection by any bankrupt tenant of any of their respective leases with the Company could have a material adverse effect on the liquidity and results of operations of the Company if the Company is unable to re-lease the Properties at comparable rental rates and in a timely manner.

The Company had made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company’s income. However, the Company believes that it was organized and operated in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2002, 2001 and 2000, and intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

Management of the Company currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations; however, certain factors exist that could contribute to trends that may adversely effect the Company in the future. Such factors include the following: the loss of any member of the Company’s management team, changes in general economic conditions, changes in real estate market conditions, interest rate fluctuations, the ability of the Company to be in compliance with certain debt covenants, the ability of the Company to qualify as a real estate investment trust for federal income tax purposes, an increase in non-store based retailing (e.g., internet), the ability of the Company to locate suitable tenants for its Properties, the ability of tenants to make payments under their respective leases, the ability of borrowers to make payments on their respective loan agreements and the ability of the Company to re-lease properties that are currently vacant or that become vacant.

Investments in real property create a potential for environmental liability on the part of the owner of such property from the presence or discharge of hazardous substances on the property. It is the Company’s policy, as a part of its acquisition due diligence process, to obtain a Phase I environmental site assessment for each property and, where warranted, a Phase II environmental site assessment. Phase I assessments involve site reconnaissance and review of regulatory files identifying potential areas of concern, whereas Phase II assessments involve some degree of soil and/or groundwater testing. The Company may acquire a property whose environmental site assessment indicates that a problem or potential problem exists, subject to a determination of the level of risk and potential cost of remediation. In such cases, the Company requires the seller and/or tenant to (i) remediate the problem prior to the Company’s acquiring the property, (ii) indemnify the Company for environmental liabilities or (iii) agree to other arrangements deemed appropriate by the Company to address environmental conditions at the property. The Company has 13 Properties currently under some level of environmental remediation. The seller or the tenant is contractually responsible for the cost of the environmental remediation for each of these Properties.

32	thirteen consecutive years of increased dividends

Quantitative and Qualitative Disclosures About Market Risk. The Company is exposed to interest changes primarily as a result of its variable rate Credit Facility and its long-term, fixed rate debt used to finance the Company’s development and acquisition activities and for general corporate purposes. The Company’s interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives, the Company borrows at both fixed and variable rates on its long-term debt.

The Company has no outstanding derivatives as of December 31, 2002 and 2001. The Company does not use derivatives for speculative or trading purposes.

33

The information in the table below summarizes the Company’s market risks associated with its debt obligations outstanding as of December 31, 2002 and 2001. The table presents principal cash flows and related interest rates by year of expected maturity for debt obligations outstanding as of December 31, 2002. The variable interest rates shown represent the weighted average rates for the Credit Facility at the end of the periods. As the table incorporates only those exposures that exist as of December 31, 2002 and 2001, it does not consider those exposures or positions which could arise after those dates. Moreover, because firm commitments are not presented in the table below, the information presented therein has limited predictive value. As a result, the Company’s ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arise during the period, the Company’s hedging strategies at that time and interest rates.

	Expected Maturity Date (dollars in thousands)

	2003	2004	2005	2006	2007	Thereafter

Variable rate Credit Facility	$38,900	$-	$-	$-	$-	$-
Average interest rate	(1)	-	-	-	-	-

Variable rate Term Note	$-	$20,000	$-	$-	$-	$-
Average interest rate	-	(2)	-	-	-	-

Fixed rate mortgages	$2,904	$3,163	$3,420	$22,937	$1,261	$21,796
Average interest rate	7.41%	7.40%	7.37%	7.26%	7.20%	8.23%

Fixed rate notes	$-	$100,000	$-	$-	$-	$170,000
Average interest rate	-	7.58%	-	-	-	7.86%

(1)	Interest rate varies based upon a tiered rate structure ranging from 80 basis points above LIBOR to 150 basis points above LIBOR based upon the debt rating of the Company.

(2)	Interest rate varies based upon a tiered rate structure ranging from 155 basis points above LIBOR to 225 basis points above LIBOR based upon the debt rating of the Company.

	December 31,2002 (dollars in thousands)			December 31, 2001 (dollars in thousands)

	Total	Weighted Average Interest Rate	Fair Value	Total	Weighted Average Interest Rate	Fair Value

Variable rate Credit Facility	$38,900	3.10%	$38,900	$107,400	5.23%	$107,400

Variable rate Term Note	$20,000	3.64%	$20,000	$70,000	3.66%	$70,000

Fixed rate mortgages	$55,481	7.52%	$55,481	$37,011	7.62%	$37,011

Fixed rate notes(1)	$270,000	7.71%	$287,898	$220,000	7.70%	$222,322

(1)	Excludes unamortized note discount and unamortized interest rate hedge gain.

34	thirteen consecutive years of increased dividends